Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in this Registration Statement of InteliData Technologies Corporation on Form S-8 of our report dated February 16, 2000, appearing in the Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
-------------------------
McLean, Virginia
August 15, 2000